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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-31908) and related Prospectus of Corixa Corporation for the registration of 2,185,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1999, with respect to the financial statements of Anergen, Inc., included in Corixa Corporation's Current Report on Form 8-K dated August 9, 1999, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP
Seattle, Washington
April 6, 2000